                                                                   Exhibit 99.1

[ENZON LOGO]                                              For Immediate Release
===============================================================================

PRESS RELEASE                    Contact:   Kenneth J. Zuerblis
                                            Vice President, Finance & CFO
                                            908-541-8717

                                            Noonan Russo Presence Euro RSC
                                            Mark Vincent, Media Relations
                                            212-845-4257

             ENZON PHARMACEUTICALS REPORTS THIRD QUARTER FINANCIAL
              RESULTS Total Revenues Increase by 118% and Phase II
                         Clinical Trials Initiated for
                          PROTHECAN in Gastric Cancer

         BRIDGEWATER, NJ - May 13, 2003 - Enzon Pharmaceuticals, Inc. (NASDAQ:ENZN) announced today its financial results for the quarter ended March 31, 2003, the third quarter of Enzon's fiscal year (FY) 2003. The Company's adjusted net income for the third quarter of FY 2003 was $9.0 million or $0.21 per diluted share, as compared to adjusted net income of $9.2 million or $0.21 per diluted share for the third quarter of FY 2002. For comparative purposes, the Company's adjusted net income for the third quarter of FY 2003 excludes approximately $1.4 million in costs incurred to date related to the Company's proposed merger with NPS Pharmaceuticals, Inc. (NASDAQ: NPSP). Adjusted net income for the third quarter of FY 2002 excludes $3 million in other income related to a one-time payment for the reimbursement of certain legal fees from Nektar Therapeutics, Inc. (NASDAQ: NKTR). On a GAAP basis, net income for the quarter ended March 31, 2003 was $7.6 million or $0.17 per diluted share, as compared to $12.2 million or $0.28 per diluted share for the third quarter of FY 2002.
         Enzon has reported adjusted net income, which excludes the impact of isolated transactions specific to each of its third quarters. The Company believes the adjusted net income is more indicative of the underlying operations of the business and represents a more comparative measure.
         Total revenues for the quarter increased by $23.3 million or 118 percent, to $43.1 million, as compared to $19.8 million for the prior year period. The increase in revenues for the quarter ended March 31, 2003 was principally due to net sales of $18.3 million related to the acquisition
                                     -more-

===============================================================================
                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

Qtr 3/page 2

of the ABELCET(R) business. During November 2002, the Company acquired the North American rights and operational assets associated with the development, manufacture, sales and marketing for ABELCET (Amphotericin B Lipid Complex Injection) from Elan Corporation, plc (NYSE: ELN).

         Combined sales of the three other products marketed by the Company (ADAGEN(R), ONCASPAR(R), and DEPOCYT(R)) were $8.3 million for the third quarter of FY 2003, as compared to $5.7 million for the third quarter of FY 2002, an increase of $2.6 million or 46 percent. The increase was due to increases in sales of ADAGEN and ONCASPAR, and the commencement of sales of DEPOCYT in January 2003. Effective December 31, 2002, Enzon licensed the North American rights to DEPOCYT from SkyePharma PLC (NASDAQ: SKYE). DEPOCYT is an injectable chemotherapeutic approved for the treatment of patients with lymphomatous meningitis. Enzon is marketing DEPOCYT through its specialty sales force and product sales for the quarter were $1.2 million. ADAGEN sales for the third quarter of FY 2003 were $4.3 million, as compared to $3.5 million for the third quarter of FY 2002. Sales of ONCASPAR were $2.8 million for the third quarter of FY 2003, as compared to $2.2 million for the third quarter of FY 2002.

         Total royalties for the third quarter of FY 2003 were $16.2 million, as compared to $14.1 million for the third quarter of FY 2002, representing an increase of 15 percent. The increase is primarily due to increased sales, compared to the prior year, of PEG-INTRON by Enzon's marketing partner, Schering-Plough Corporation.

         "We are pleased with the continued progress made at Enzon this quarter, which was highlighted by the launches of ABELCET and DEPOCYT," said Arthur J. Higgins, Enzon's chairman and chief executive officer. "Furthermore, prescription trends for PEG-INTRON continue to indicate that although the product faces competitive pressure from Roche's product, PEGASYS, demand for PEG-INTRON remains strong and the overall market for pegylated alpha interferon products used to treat hepatitis C has expanded since the launch of PEGASYS."

         "While strategically we made important progress this quarter, our financial results were impacted by items specific to this quarter, such as the expenditures related to our proposed merger with NPS," said Kenneth J. Zuerblis, Enzon's vice president finance and chief financial

                                     -more-

===============================================================================
                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

Qtr 3/page 3

officer. "Financial information, recently received from Schering-Plough, has revealed that this quarter's PEG-INTRON royalties were negatively impacted, as compared to the December quarter, by a reduction in trade inventories, as a result of Schering-Plough's elimination of its Access Assurance Program and the related transition from sole to multi-source distributors. We believe that Schering-Plough is committed to maintain its leadership position in the alpha interferon market and we continue to encourage investors to look beyond quarterly fluctuations and focus on PEG-INTRON's long-term potential."

         Research and development expenses for the third quarter of FY 2003 were consistent with the prior year's levels at $5.1 million. Increased expenditures related to the Company's single-chain antibody (SCA) collaboration with Micromet AG were offset by reductions in certain expenditures due to the Company's January 2003 decision to suspend its Phase I PEG-paclitaxel program. Enzon and Micromet have established a new R&D Unit, located at Micromet's facility in Germany, and the partnership is currently conducting research with therapeutic SCA proteins for selected indications. Recently, Enzon initiated patient dosing in a Phase II clinical trial for PROTHECAN(R) in patients with gastric cancer and has completed enrollment of stage one, namely 15 patients, of this trial. Provided the clinical program for PROTHECAN remains on track, it is the Company's intention to identify the indications for its Phase III program by the end of the calendar year. The Company expects its research and development expenditures to increase in future quarters as the Company continues to invest in the expansion of its product pipeline.

         Selling, general and administrative expenses for the third quarter of FY 2003 increased by $5.9 million or 162 percent to $9.5 million, as compared to $3.6 million for the second quarter of FY 2002. This increase was due to a $5.9 million increase in sales and marketing expenditures related to the Company's acquisition of the North American rights to ABELCET, which included the hiring of a hospital sales force.

         Amortization costs for the third quarter of FY 2003 were $4.0 million, as compared to $35,000 for the prior year comparable period. This increase relates to the Company's $360 million acquisition of ABELCET and the related acquired intangible assets.

         Interest income for the quarter ended March 31, 2003 decreased by $3.3 million to


                                     -more-

===============================================================================
                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

Qtr 3/page 4

$633,000, as compared to $3.9 million for the third quarter of FY 2002. The decrease was primarily due to a reduction in the Company's interest-bearing investments resulting from the Company's purchase of the North American rights to ABELCET in November 2002 for a cash payment of $360 million, as well as a decrease in interest rates.

         The following table reconciles the Company's adjusted net income to GAAP net income for the third quarter of FY 2003 and the third quarter of FY 2002:
                                          Third Quarter FY  Third Quarter FY
                                                 2003             2002
                                            -----------      -----------
Adjusted Net Income                         $ 9,032,339      $ 9,167,075
Less:  Merger Expenses                       (1,398,343)(1)         --
Add:  Other Income                                 --          3,000,000(2)
                                            -----------      -----------
GAAP Net Income                             $ 7,633,996      $12,167,075
                                            ===========      ===========



(1) Expenses related to the Company's announced merger with NPS Pharmaceuticals, Inc.

(2)      Reimbursement of certain legal fees from Nektar Therapeutics.



         The management of Enzon will be hosting a conference call today, May 13, 2003 at 5:00 PM EDT. All interested parties can access the live call using the following information:

          Domestic Dial-In Number            877-531-2987
          International Dial-In Number       651-224-7582
          Access Code                        681412

         Enzon's conference call will also be webcast in a "listen only" mode via the internet at HTTP://WWW.VCALL.COM. Additionally, for those parties unable to listen at the time of Enzon's

                                     -more-

===============================================================================
                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

Qtr 3/page 5
conference call, a rebroadcast will be available following the call from Tuesday, May 13, 2003 at approximately 10:15 PM EDT. This rebroadcast will end on Tuesday May 20, 2003 at midnight. The rebroadcast may be accessed using the following information:

         Domestic Dial-In Number            800-475-6701
         International Dial-In Number       320-365-3844
         Access Code                        681412

         Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The company has developed or acquired a number of marketed products, including PEG-INTRON, marketed by Schering-Plough, and ABELCET, which is marketed in North America by Enzon. Enzon's product-focused strategy includes an extensive drug development program that leverages the Company's PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

         Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, Enzon's dependence on Schering-Plough's effective marketing of PEG-INTRON; Enzon's ability to sustain profitability; risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's product, timing and results of clinical trials and the impact of competitive products and pricing, the NPS and Enzon businesses may not be integrated successfully; costs related to the proposed merger may be significant and greater than we expect; and the NPS or Enzon stockholders may fail to approve the proposed merger. All information in this press release is as of May 13, 2003, and the Company undertakes no duty to update this information. Additional information and where to find it

         In connection with the proposed NPS/Enzon merger, NPS, Enzon, and Momentum

                                     -more-

===============================================================================
                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

Qtr 3/page 6

Merger Corporation (which will be renamed by NPS and Enzon in connection with the proposed merger) have filed a joint proxy statement/prospectus with the Securities and Exchange Commission (the "SEC") in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by NPS and Enzon with the SEC at the SEC's web site at www.sec.gov or by contacting NPS at 801-583-4939 and through NPS' web site at www.npsp.com, or by contacting Enzon at 908-541-8678 and through Enzon's web site at www.enzon.com.

         Enzon and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Enzon and NPS in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the transaction is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Enzon's proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the SEC on or about October 28, 2002. This document is available free of charge at the SEC's web site at www.sec.gov or by contacting Enzon at 908-541-8678.

         NPS and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of NPS and Enzon in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the proposed merger transaction is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in NPS' proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the SEC on or about April 19, 2002. This document is available free of charge at the SEC's web site at www.sec.gov or by contacting NPS at 801-583- 4939 and through the NPS website at www.npsp.com.

             This release is also available at http://www.enzon.com
                                     # # #
                        (Financial statements to follow)


===============================================================================
                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

                                   ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   Three Months ended March 31, 2003 and 2002
                                   (Unaudited)

                                                          March 31, 2003          March 31, 2002
                                                         ------------------- -------------------------
Revenues:
  Net sales                                                   $ 26,637,205             $  5,712,250
  Royalties                                                     16,241,900               14,089,254
  Contract revenue                                                 283,750                   42,649
                                                              ------------             ------------
    Total revenues                                              43,162,855               19,844,153
                                                              ------------             ------------
Costs and expenses:
  Cost of sales                                                 11,079,560                1,376,450
  Research and development expenses                              5,132,373                5,062,732
  Selling, general and administrative expenses                   9,480,949                3,623,134
  Merger expenses                                                1,398,343                     --
  Amortization of acquired intangibles                           3,959,809                   35,487
                                                              ------------             ------------
     Total costs and expenses                                   31,051,034               10,097,803
                                                              ------------             ------------
      Operating income                                          12,111,821                9,746,350
                                                              ------------             ------------
Other income (expense):
  Investment income, net                                           632,616                3,892,568
  Interest expense                                              (4,957,143)              (4,956,895)
  Other income                                                       2,518                3,217,878
                                                              ------------             ------------
                                                                (4,322,009)               2,153,551
                                                              ------------             ------------
Income before taxes                                              7,789,812               11,899,901
    Tax provision (benefit)                                        155,816                 (267,174)
                                                                                       ------------
                                                              ------------             ------------
    Net income                                                   7,633,996               12,167,075
                                                              ============             ============
    Basic earnings per common share                                   0.18                     0.28

                                                              ============             ============
    Diluted earnings per common share                                 0.17                     0.28
                                                              ============             ============
Weighted average number of common shares
     issued and outstanding - basic                            42,969,222              43,192,415
                                                              ============             ============
Weighted average number of common shares issued
     and outstanding and dilutive potential common
     shares outstanding                                         43,634,145               43,933,865
                                                              ============             ============

                                     -more-

===============================================================================
                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

                                   ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    Nine Months ended March 31, 2003 and 2002
                                   (Unaudited)

                                                           March 31,              March 31,
                                                             2003                   2002
                                                           ------------             ------------
Revenues:
  Net sales                                                $ 41,745,350             $ 16,666,055
  Royalties                                                  57,565,046               33,706,040
  Contract revenue                                              417,350                  217,548
                                                           ------------             ------------
Total revenues                                               99,727,746               50,589,643
                                                           ------------             ------------
Costs and expenses:
  Cost of sales                                              17,858,811                4,222,870
  Research and development expenses                          14,886,328               12,548,297
  Selling, general and administrative expenses               20,785,652               12,198,942
  Merger expenses                                             1,398,343                     --
  Amortization of acquired intangibles                        5,288,129                  106,461
  Write-down of carrying value of investments                27,236,507                     --
                                                           ------------             ------------
                                                                                    ------------
      Total costs and expenses                               87,453,770               29,076,570
                                                           ------------             ------------
                                                           ------------             ------------
      Operating income                                       12,273,976               21,513,073
                                                           ------------             ------------
Other income (expense):
  Investment income, net                                      8,429,785               14,819,789
  Interest expense                                          (14,871,451)             (14,871,764)
  Other income                                                    3,471                3,217,878
                                                           ------------             ------------
                                                             (6,438,195)               3,165,903
                                                           ------------             ------------
Income before taxes                                           5,835,781               24,678,976
    Tax provision (benefit)                                     661,466                 (363,845)
                                                           ------------             ------------
    Net income                                             $  5,174,315             $ 25,042,821
                                                           ============             ============
                                                                                    ============
Basic earnings per common share                            $       0.12             $       0.59
                                                           ============             ============
                                                                                    ============
Diluted earnings per common share                          $       0.12             $       0.57
                                                           ============             ============
                                                                                    ============
Weighted average number of common shares                     43,061,170               42,635,799
   Issued and outstanding - basic
                                                           ============             ============
                                                                                    ============
Weighted average number of common shares
  issued and outstanding and dilutive potential
  common shares outstanding                                  43,611,453               43,899,449
                                                           ============             ============
                                                                                    ############

===============================================================================
                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com